Exhibit 5.1

May 9, 2005

CACI International Inc

1100 North Glebe Road

Arlington, Virginia 22201

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

In connection with a registration statement on Form S–3 filed by CACI International Inc, a Delaware corporation (the “Company”), with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on February 14, 2005, File No. 333-122784 (the “Original Filing”), you have requested our opinion with respect to the matters set forth below.

You have provided us with the Original Filing and a draft of Amendment No. 1 to the Original Filing, in the form in which it will be filed (“Amendment No. 1”). We refer to the Original Filing, as amended by Amendment No. 1, as the “Registration Statement”. The Registration Statement includes a prospectus (the “Prospectus”), which Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the offering by the Company at an aggregate offering price of up to $400,000,000.00 of (i) shares of the Company’s common stock, $0.10 par value per share (“Common Stock”), (ii) shares of the Company’s preferred stock, $0.10 par value per share (the “Preferred Stock”) and (iii) one or more series of the Company’s debt securities (collectively, “Debt Securities”). We refer to the Common Stock, Preferred Stock and Debt Securities collectively herein as the “Securities.” The Debt Securities may be issued pursuant to an indenture between the Company and a financial institution to be identified therein as trustee (the “Trustee”) in the form attached as Exhibit 4.3 to the Registration Statement, as such indenture may be supplemented from time to time (collectively, the “Indenture”).

In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner

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May 9, 2005

presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have not independently verified such factual matters.

The opinion rendered in numbered paragraph 1 below is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy.

We express no opinion (i) concerning the enforceability of the waiver of rights or defenses contained in Section 4.4 of the Indenture, (ii) with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (iii) as to the enforceability of any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment rendered in another currency or (iv) concerning the enforceability of the Debt Securities with respect to compliance with laws relating to permissible rates of interest.

To the extent that the obligations of the Company under Debt Securities may be dependent upon such matters, we assume for purposes of this opinion that (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) the Trustee is duly qualified to engage in the activities contemplated by the Indenture, (iii) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, (iv) the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations and (v) the Trustee has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Indenture.

CACI International Inc

May 9, 2005

We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York and the Delaware General Corporation Law, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When (a) the Indenture has been duly executed and delivered by the Company and the Trustee and has been duly qualified under the Trust Indenture Act of 1939 (as it may be amended), and (b) the Debt Securities have been duly established in accordance with the Indenture (including, without limitation, the adoption by the Board of Directors of the Company, or a duly formed committee thereof, of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (c) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, then, assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. The Company has authority pursuant to its Amended and Restated Certificate of Incorporation (the “Charter”) to issue up to an aggregate of 80,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company, or a duly formed committee thereof, of a resolution in form and content as required by applicable law authorizing the issuance of shares of Common Stock (with such shares, together with all shares previously issued or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 80,000,000 shares) and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for such shares in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

3. The Company has the authority pursuant to the Charter to issue up to an aggregate of 10,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Charter and applicable law,

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May 9, 2005

and upon adoption by the Board of Directors of the Company, or a duly formed committee thereof, of a resolution in form and content as required by applicable law authorizing the issuance of shares of Preferred Stock (with such shares, together with all shares previously issued, designated or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 10,000,000 shares) and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for shares of such series in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and by such resolution, shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Validity of the Securities” in the Prospectus included therein.

Very truly yours,

/s/ FOLEY HOAG LLP